UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (Date of earliest event reported):  May 7, 2004
                                                  (May 6, 2004)

                  BF Acquisition Group I, Inc.
..................................................................
    (Exact name of registrant as specified in its charter)

          Florida                  0-26843             65-0913582
..................................................................
(State or other jurisdiction  (Commission         (IRS Employer
     of incorporation)         File Number)  Identification No.)

     400 Hampton View Court, Alpharetta, Georgia          30004
..................................................................
                              .....
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (770) 777-6795


..................................................................
 (Former name or former address, if changed since last report)







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Item 4. Changes in Registrant's Certifying Accountant.

New independent accountants.

On May 6, 2004, the registrant engaged De Leon & Company, P.A as its new independent accountants for its fiscal year ending April 30, 2004 and for the review of its quarterly information for the quarters ended during the fiscal year ending April 30, 2004. The registrant's audit committee of the board of directors approved this engagement. In the registrant's two most recent fiscal years and any subsequent interim period to the date hereof, neither the registrant, nor anyone on behalf of the registrant, has consulted with De Leon & Company, P.A. regarding either:

(i) the application of accounting principles to a specified completed or contemplated transaction, or the type of audit opinion that might be rendered on the registrant's financial statements, and neither written nor oral advice was provided that was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was the subject of a "disagreement," or "event" as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.


Item 7.  Financial Statements and Exhibits.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BF ACQUISITION GROUP I, INC.


By:/s/ William Bosso
   -----------------------------
      William Bosso,
      President

Dated May 7, 2004








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